                                                                                                       Supplement A-6

                                        National Grid (US) Investments 4
                                            Profit and loss reserve
                                       for the year ended March 31, 2002

                                                                                         £m           $m
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At April 1, 2001                                                                                -            -

Exchange adjustments                                                                         36.0         51.1

Tax on exchange adjustments                                                                  21.3         30.3

Retained loss for the year                                                                 (23.1)       (32.8)

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At March 31, 2002                                                                            34.2         48.6
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                     Reconciliation of profit and loss reserve to retained earnings under US GAAP

Profit and loss reserve under UK GAAP at March 31, 2002                                      34.2         48.6

Adjustments to conform with US GAAP
 Equity in income of companies                                                               38.2         54.2

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Retained earnings under US GAAP at March 31, 2002                                            72.4        102.8*
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*  Includes cumulative other comprehensive income of £57.3m ($81.4m)

The profit and loss reserve is prepared under UK GAAP. The amounts presented above  are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31, 2002 of $1.42 =£1.

                                      National Grid (US) Investments 4
                                          Profit and loss account
                                     for the year ended March 31, 2002

                                                                              £m              $m
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Operating costs                                                                     (0.2)              (0.3)

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Operating loss - continuing operations                                              (0.2)              (0.3)

Profit on sale of fixed asset investments                                            18.9               26.8
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Profit before interest and tax                                                       18.7               26.5

Net interest                                                                   39.8                      56.6

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Profit on ordinary activities before taxation - continuing operations                58.5               83.1

Taxation                                                                            (11.9)             (16.9)

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Profit on ordinary activities after taxation                                         46.6               66.2

Interim ordinary dividend paid                                                     (69.7)             (99.0)

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                                                                              --------------------------------
Retained loss                                                                         (23.1)           (32.8)

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Reconciliation of net income to US GAAP

Net income under UK GAAP                                                             46.6               66.2

Adjustments to conform with US GAAP
         Equity in income of companies                                               57.0               81.0
         Eliminate profit on sale of fixed asset investments                       (18.9)             (26.8)

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Net income under US GAAP                                                             84.8              120.4
------------------------------------------------------------------------------===============================

The profit and loss account is prepared under UK GAAP. The amounts presented above are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at March 31,
2002 of $1.42 =£1

                                  National Grid (US) Investments 4
                                         Cash flow statement
                                  for the year ended March 31, 2002

                                                                                 £m               $m
------------------------------------------------------------------------------------------------------

Net cash inflow from operating activities                                            35.9        51.0

Returns on investments and servicing of finance
                                                                             -------------------------
Interest received                                                                    69.7        99.0
Interest paid                                                                      (28.0)      (39.8)
                                                                             -------------
                                                                                         -------------

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                                                                             -------------

Net cash outflow for returns on investments and servicing of finance                 41.7        59.2

Taxation
Corporate tax received                                                                9.4        13.3

Acquisitions and disposals
                                                                             -------------------------
Payments to acquire investments                                                   2,080.1     2,953.7
Receipts from disposal of investments                                           (7,868.9)  (11,173.8)
                                                                             -------------------------

                                                                                         -------------
------------------------------------------------------------------------------------------
Net cash outflow for acquisitions and disposals                                 (5,788.8)   (8,220.1)

Equity dividends paid                                                              (69.7)      (99.0)

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Net cash outflow before management of liquid resources and financing            (5,771.5)   (8,195.6)
Financing
Issue of ordinary shares                                                          2,061.7     2,927.6
Movement in inter-business balances                                               3,709.8     5,268.0

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                                                                             -------------

Movement in cash and overdrafts                                                         -           -
-----------------------------------------------------------------------------=========================

Summary cash flow statement under US GAAP

Net cash used in operating activities                                                87.0       123.5
Net cash used in investing activities                                           (5,788.8)   (8,220.1)
Net cash provided by financing activities                                         5,701.8     8,096.6
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Movement in cash and cash equivalents                                                   -           -
Cash and cash equivalents at beginning of year                                          -           -
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Cash and cash equivalents at end of year                                                -           -
-----------------------------------------------------------------------------=========================

                                 National Grid (US) Investments 4
                                          Balance sheet
                                        at March 31, 2002

                                                                      £m              $m
---------------------------------------------------------------------------------------------------
Fixed assets
Investments                                                               5,873.0         8,339.7
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                                                                           5,873.0         8,339.7

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Current assets
Debtors (amounts falling due within one year)                                  9.4            13.3

Creditors (amounts falling due within one year)
Other creditors                                                          (3,786.5)       (5,376.8)

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Net current liabilities                                                  (3,777.1)       (5,363.5)

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Net assets                                                                 2,095.9         2,976.2

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Capital and reserves
Called up share capital                                                          -               -
Share premium account                                                      2,061.7         2,927.6
Profit and loss account                                                       34.2            48.6

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Equity shareholders' funds                                                 2,095.9         2,976.2

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Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP                                   2,095.9         2,976.2

Adjustments to conform with US GAAP
      Investments in subsidiaries, at equity                                  43.4            61.6
      Recognition of inter company balances                                 (18.9)          (26.8)

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Equity shareholders' funds under US GAAP                                   2,120.4         3,011.0
------------------------------------------------------------------=================================

The balance sheet is prepared under UK GAAP. The amounts presented above  are by way of a convenience translation of UK sterling and/or US dollar figures, based on the exchange rate at
March 31, 2002 of $1.42 =£1